PARTNERSHIP AGREEMENT

Section 1. Company, Registered Office and Duration

(1) The partnership's company is named as follows:

Auto Photo Kiosk GmbH.

(2) The partnership has its registered office in Bonn.

(3) The partnership's duration is unlimited.

Section 2. Objectives of the Company

(1) The objectives of the company are the purchase, sale and rental of photo machines, FunFotoboxes and business card machines of all types.

(2) Furthermore, the partnership is entitled to carry out all transactions in connection with the company objectives or which are suitable for that purpose and to promote same directly or indirectly.

(3) The partnership may participate, take over or manage business in other companies of the same or similar type. It is entitled to establish branches locally or abroad.

(4) The partnership is prevented from other activities save the ones described above.

Section 3. Fiscal Year

(1) The partnership's fiscal year is the calendar year. The first fiscal year commences with the registration in the Register of Companies and terminates on December 31 of the same year (rump business year).

Section 4. Nominal Capital

(1) The partnership's nominal capital amounts to EURO 50,000.00 (in words: Fifty Thousand EURO).

(2) The following persons assume capital contributions:
a) Spectre Industries, Inc., North Vancouver, Canada	EURO 27,000.00
b) Achim Zweifel	EURO 6,500.00
c) Gerhild Voigtlaender	EURO 6,500.00
d)Vending Concept GmbH, Aesch BL, Switzerland	EURO 10,000.00
TOTAL	EURO 50,000.00

(2) The capital contributions must be made in liquid funds and may be contributed in DM (German Marks) in lieu of EURO.

Section 5. Management

(1) A manager who will be appointed and withdrawn by resolution of the partners' meeting will represent the partnership.

(2) If more than one manager is appointed, the partnership will be jointly represented by two managers, unless the partners appointed one manager to hold the sole power of representation. Following a resolution of the partners' meeting, the sole power of representation can be transferred to each individual manager and the exemption of the restrictions of Section 151 of the Civil Code can be granted.

(3) The managers are bound to the general and specific instructions, which result from the resolution of the partners' meeting. The power to manage the affairs of the company is restricted to actions, which occur in the course of ordinary business transactions. Assuming business transactions which are not within the objectives of the partnership, or which are not customary or connected with special risks require the previous approval by unanimous resolution of the partners.

(4) In a meeting, the partners will conclude employment contracts with the managers. Amendments, annulment or other conditions of these employment contracts shall be carried out during a partners' meeting to be convened. These contracts shall include in particular stipulations respecting salaries, annual vacation and termination notices. The tasks of several managers shall be determined by a plan of task division, which shall be drawn up by the partners' meeting.

Section 6. Transactions requiring the partners' approval

(1) Each manager requires the previous consent of all partners to carry out the following transactions hereinafter stated:

(a) Conclusion, amendment and conditions of agreements between the partnership and the manager;

(b) Appointment of an executive holding a general power of attorney to act for the company or an assistant manager;

(c) Conclusion, amendment or termination of employment contracts;

(d) Conclusion, amendment or termination of tenancy agreements, leasing agreements with a fixed duration of one year or more or a termination notice of one year or more or with a rent of more than EURO 500,00 per month;

(e) Conclusion, amendment or termination of license agreements with the exception of granting or maintaining licenses in the course of ordinary business operations and according to the standard prices and terms of conditions approved by the partners of the partnership;

(f) Borrowing short or long-term loans exceeding EURO 50,000.00;

(g) Granting of advances or loans with the exception of usual time allowed for payment to clients, whereby the usual time allowed for payment is the time which the partnership grants in accordance with its General Terms and Conditions or which are customary in this industry for lack of General Terms and Conditions; however, the time allowed for payment may not exceed 30 days following delivery or granting of services in case of sales for open accounts;

(h) Sales agreements exceeding EURO 5,000.00 with the exception of purchases in the course of ordinary business operations of the partnership;

(i) Purchases of fixed assets for the partnership exceeding EURO 2,500.00;

(j) Sale of the partnership's fixed assets which were not provided for in the annual budget;

(k) Purchase, sale and mortgaging of properties or rights thereof;

(l) Establishing or changing banking connections and appointment of authorized signatories for bank and checking accounts;

(m) Assuming guarantee and/or surety obligations;

(n) Inclusion of new products of the sales/service program of the partnership or deleting products from the program;

(o) Establishing or dissolving of other companies as well as purchase or sale of other companies or interests thereof;

(p) Establishing or dissolving branches;

(q) Transactions not within the budget adopted by the partners; transactions not within the course of ordinary business operations of the partnership.

Section 7. Partners' Meeting

(1) A regular partners' meeting shall take place annually within two months following the preparation of the annual financial statements. It must take place by June 30 of the following calendar year of the previous fiscal year.

(2) Extraordinary partners' meetings must be convened if they are required in the partnership's interest and applied for by the partners who hold at least 33% of the nominal capital.

(3) A partners' meeting is convened by the manager whereby it is sufficient if one manager convenes the meeting.

Given paragraph 2), the manager upon application of the respective partner must convene the partners' meeting. If the management does not act accordingly, the partners' meeting may be convened by one of the partners, who holds at least 33% of the nominal capital.

(4) The partners' meeting must be convened by registered letter in consideration of a notice of at least two weeks. The day of mailing the invitation and the day of the meeting is not included in the calculation of the invitation notice.

The partners' meeting shall take place at the registered seat of the partnership unless the partners with at least 2/3 of the nominal capital have previously agreed to a different venue.

The invitation must state place and time as well as the planned agenda.

(5) The partners' meeting constitutes a quorum if at least three quarters of the nominal capital are present. If there is no quorum constituted, a partners' meeting must be convened within three weeks with the same agenda and the notice that it will then be constituting a quorum without consideration of the amount of the represented nominal capital. Paragraph 4 is applicable respecting the form of convening the meeting. However, the notice for the partners' meeting will only be one week at the most.

(6) An extraordinary partners' meeting constitutes a quorum if all partners are present or represented. The partners or their authorized representatives may renounce all formalities respecting time, place and subject matter of the partners' meeting.

(7) Each partner may be represented in the partners' meeting by another partner or by a third party sworn to secrecy providing a written power of attorney before the meeting.

(8) A partners' meeting must not be called if all partners agree in a written vote not to hold one.

(9) A written record must be drawn up respecting the course of the partners' meeting, in particular respecting resolutions passed during the meeting.

Section 8. Partners' Resolutions

(1) Partners' resolutions are passed with two thirds majority of the votes cast unless the law or this agreement provides another majority.

(2) Partners' resolutions respecting

a) Approval of year-end statements;

b) Dissolution or sale of the partnership in its entirety;

c) Change of the statutes, in particular capital increase or decrease require unanimity to be effective.

(3) A vote is cast in accordance with the principal of the nominal capital. Each EURO 500,00 of the nominal capital is worth one vote. Only a unanimous vote can be cast for each share.

(4) Partners' resolutions can only be challenged by filing an action within one-month once the resolution was passed. This period of time shall only commence once the minutes are provided to the partner who could not participate in the meeting or was represented in same.

Section 9. Year-end Statements

(1) The managers must draw up and sign the year-end statements (balance sheet and profit and loss statement) as well as the annual report within three months following each fiscal year. Regulations relating to commercial and fiscal law must be observed and appropriateness must be taken into account.

(2) The year-end statements must be forwarded to the partners together with the invitation to the annual partners' meeting at the latest. During this partners' meeting, in which the year-end statements are approved and profit appropriation is determined, the relief of the management must also be determined.

(3) The selection and appointment of the auditors - insofar as required by law - will be passed by partners' resolution.

Section 10. Profit Distribution

(1) The partnership's profits will be distributed to the partners in accordance with their capital contributions.

(2) The distribution of the partnership's annual profits will be made following the approval of the annual result pursuant to the resolution passed during the partners' meeting.

(3) The partnership is not entitled to give an advantage to one partner or any other person associated with the partnership without explicit consent of the partners' meeting, which are not customary in the course of ordinary business operations, in particular not to distribute undisclosed profits. In the event of non-compliance, the respective partner must reimburse the advantage to the partnership. The managers are obliged to follow up on such claims and to report them in the partnership's year-end statements in due order.

Section 11. Sale and charge of partnership shares

(1) The sale and pledge of shares or of parts of shares as well as the appointment of a beneficial user in those shares is subject to the written consent of all partners and the partnership.

This consent shall be given if only partners have shares in the partnership.

(2) If a partner wishes to sell his share or parts of his shares, he is obliged to offer them first to the remaining partners. These partners have a preemptive right in relation to their capital contribution.

(3) If shares are split, the new shares must be divisible by EURO 500,00.

Section 12. Withdrawal of shares

(1) Withdrawal of shares is admissible. Upon consent of the concerned partner, the withdrawal will be effective upon delivery of the withdrawal notice to the respective partner.

(2) The shares may be withdrawn without consent of the concerned partner if there is a valid reason to do so. In particular, these are as follows:

a) Gross violation of partner's obligations by the partner.

b) Garnishment of shares or part of the shares of a partner, if the garnishment is not revoked within two months.

c) Opening of composition proceedings into the partner's assets.

d) The institution of bankruptcy proceedings, that is insolvency proceedings concerning the capital assets of a company, or to be precise the refusal of instituting such a procedure owing to the lack of assets.

(3) When voting on the resolution of the compulsory withdrawal of shares in a business, the shareholder in question has no voting rights.

(4) (1)Instead of a withdrawal, the Company may require, upon the choice made by the Company, that the shares whether all or in part will be transferred to the Company itself, or to one or more shareholders, or to a third party to be named by the Company.

(2)The payment for the share of the company will be made by the party acquiring the share. For the payment, the Company will act as a guarantor who has relinquished its claim.

Section 30 Paragraph 1 of the Law on Limited Companies remains unchanged.

(3)The decision (resolution) has to be based on all the votes.

(5) The valuation of the withdrawn part of the shares has to be according to the provisions of Section 15 of the Statutes.

Section 13. Termination (or cancellation / notice)

(1) Every shareholder may cancel his connection with the Company by notifying the Management of the company, with registered letter at least 12 months till the end of the fiscal year.

(2) By giving a notification, as per Regulation in Paragraph 4) -, the Company is not dissolved. Rather, the notifying shareholder ceases at the end of the fiscal year to be a shareholder in the Company.

(3) The shareholder who is terminating his association with the Company is obliged, upon the decision made by the Company, to transfer his shares, whether all or in part to the Company itself, or to one or more shareholders, or to a third party to be named by the Company. Section 12 Par. 4) b) and 5) are accordingly applicable.

If, within six months after the date of departure of the shareholder, the shares of that shareholder are neither fully taken over nor withdrawn, then they have to be taken over by the Company. In such a case, the remaining shareholders may decide to liquidate the Company.

14. The Valuation of Shares of the Business

Insofar that according to this business contract a valuation of parts of the business has to be made, a value has to be determined that corresponds to the proceedings to establish of the common value of non-quoted parts of joint-stock companies (Section 11 Par. 2 of the BewG; Stuttgartener Proceedings as per Section 4 ff Guidelines on taxes on capital), insofar that as a result of a sale no value can be derived for the total or partial value. "Good-will" value is not to be used. If the day of the termination does not fall on the day of the fiscal year-end, then the value is to be used which was in effect at the end of the last fiscal year. If the payout value cannot be positively determined, it will be determined by an auditor to be appointed by the Association of Auditors. His valuation does not bar the way to legal proceedings.

The payment period of the pay-out will be, insofar that the shareholders meeting does not decide on a shorter period, in ten equal payment quarters, starting at the end of the quarter that follows the contractual determination of the pay-out. The deferred payments of the instalments are, as of the date of the settlement, to be paid interest of 5% per annum. The granting of an additional right to indemnification or real safeguard may be demanded.

15. Release from competition prohibition

The shareholders and business managers may obtain a release from the prohibition of competition.

The shareholders also decide on the nature and extent of the release as well as, if necessary, a payment for the release. The shareholders decide as well the corresponding limitations of the activities of the GmbH (Company Limited).

17. Announcement

Announcements made by the Company will only be published in the Bundesanzeiger for the German Federal Republic (The Federal Gazette of Germany).

18. Costs

The Company will cover, up to 5,000 DM (German Marks), the notaries, legal and consultation costs relating to this agreement, as well as the costs of the licensing by the Registrar of Companies and the registration of the Company, including related taxes. Amounts exceeding 5,000 DM will be borne by the shareholders in relationship to the number of shares that they hold.

19. Concluding Regulations

Insofar that this agreement does not contain deviating regulations, the Law on Companies in its present form is applicable.

If certain Regulations of the Agreement are unworkable or should become so, the legality of the balance of the other Regulations shall not be affected. The shareholders are obliged, by shareholders' decision, to replace the unworkable regulation with a workable one, which come closest to the desired business and legal purposes.